UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under § 240.14a-12

PURE Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PURE BIOSCIENCE, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON January 29, 2020

TO OUR STOCKHOLDERS:

December 19, 2019

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of PURE Bioscience, Inc. on Wednesday, January 29, 2020 at 11:00 a.m. (local time). The meeting will be held at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730.

We are pleased to take advantage of the rules established by the Securities and Exchange Commission (the “SEC”) that allow companies to furnish proxy materials primarily over the internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On December 19, 2019, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended July 31, 2019, over the internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of 2020 Annual Meeting of Stockholders, the Proxy Statement, and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will, of course, have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Tom Y. Lee
Chief Executive Officer

PURE BIOSCIENCE, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JANUARY 29, 2020

TO OUR STOCKHOLDERS:

Our 2020 annual meeting of stockholders (the “Annual Meeting”) of PURE Bioscience, Inc. will be held at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730, on January 29, 2020 at 11:00 a.m., local time, for the following purposes:

1.	To elect our three existing directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2020;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2019; and

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation 1, 2, or 3 years.

To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the three director nominees, FOR the ratification of the appointment of Weinberg & Company, P.A., FOR the approval of the compensation of our named executive officers and FOR an annual frequency for the advisory vote on executive compensation. Stockholders of record at the close of business on December 9, 2019 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxydocs.com.

By Order of the Board of Directors

/s/ Tom Y. Lee
Chief Executive Officer

December 19, 2019

PURE BIOSCIENCE, INC.

9669 Hermosa Avenue

Rancho Cucamonga, CA 91730

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON January 29, 2020

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of PURE Bioscience, Inc. (the “Board” or “Board of Directors”) to be voted at the 2020 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on January 29, 2020 at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, California 91730 at 11:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being made available to our stockholders on or about December 13, 2019. References in this proxy statement to “the Company,” “we,” “PURE,” “our,” and “us” are to PURE Bioscience, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2019 (the “Annual Report”) to stockholders by providing access to these documents through the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, our Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of record of our shares of Common Stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on December 9, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On December 9, 2019, 79,994,402 shares of our Common Stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. As a stockholder of record, you have the right to grant your voting proxy directly to the proxies designated by the Company or to vote in person at the Annual Meeting. As of the record date, we had 230 holders of record.

1

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors, the non-binding advisory vote on the compensation of our named executive officers and the non-binding advisory vote on the frequency of the advisory vote on executive compensation. As a result, if you do not provide your broker or nominee with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To elect three directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2020; and

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2019; and

4.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation.

Our Board of Directors recommends a vote FOR each of the three director nominees, FOR the ratification of the appointment of Weinberg & Company, P.A., FOR the approval of the compensation of our named executive officers and FOR an annual frequency for the advisory vote on executive compensation.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

2

Required Vote

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

1.	Election of Directors: Directors will be elected by a plurality of the votes, which means the three nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

2.	Ratification of Auditors: The ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2020 requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

3.	Executive Compensation: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

4.	Frequency of Executive Compensation Vote: You may vote for one, two or three years as the frequency of the non-binding advisory vote on the compensation of our named executive officers. A plurality of the votes cast on this proposal will determine the frequency selected by stockholders. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

●	By Internet: By following the Internet voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 28, 2020.

●	By Telephone: By following the telephone voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on January 28, 2020.

●	By Mail: You may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with your proxy materials. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

3

Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern) on January 28, 2020, (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. (Eastern Time) on January 28, 2020), or (iv) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

4

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established two standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee and the Compensation Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Corporate Governance” section of our website accessible at www.purebio.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.purebio.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NYSE American. As of the date hereof, our Board consists of three members, two of whom are considered independent as that term is defined by applicable listing standards of the NYSE American. Our independent directors include: Messrs. Chen and Okuno.

Board and Committee Attendance

During the fiscal year ended July 31, 2019, the Board of Directors met seven times and it took action by unanimous written consent six times. During the fiscal year ended July 31, 2019 our Audit Committee met four times. Each of the directors attended 97% of the meetings of the Board of Directors.

5

Director Attendance at Annual Meeting

We believe the annual meeting of stockholders provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. As a result, we encourage our directors to attend our annual meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer, who is the only non-independent director on the Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Board Committees

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Messrs. Okuno (Chair) and Chen. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Messrs. Okuno and Chen are each an “independent director” under the listing standards of the NYSE American. In addition, the members of the Compensation Committee qualify as a “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Chen (Chair) and Okuno. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Messrs. Chen and Okuno are “independent director” under the listing standards of the NYSE American. The Board of Directors has also determined that Messrs. Chen and Okuno are each an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Nominating Committee. The Board has not established a Nominating Committee, and as a result performs the functions typically assigned to a Nominating Committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

6

Board and Committee Effectiveness

The Board and each of its Committees perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. These roles are currently combined as our Board is currently chaired by Mr. Lee, who is also our Chief Executive Officer. Our Board believes that it is in the best interest of the company and its stockholders for Mr. Lee to serve in both roles at this time given his knowledge of our company and industry. We believe that this structure provides appropriate leadership and oversight of the company and facilitates effective functioning of both management and our Board. Our Board will continue to reassess the structure to determine what is in the best interests of the Company and stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

●	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

●	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Board as a whole considers risks related to regulatory and compliance matters as well as risks related to the Company’s sales and marketing and research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Board will consider a reasonable number of candidates recommended by a single stockholder who has held over 20% of PURE Bioscience Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, California 91730. The Board of Directors will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

7

Identification and Evaluation of Director Nominees

In evaluating nominees for membership on our Board, our Board applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Board takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Board also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Board considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, California 91730. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, Ca 91730, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

8

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the oversight of our Board of Directors. Our board of directors currently consists of the following three individuals: Tom Y. Lee, CPA, Ivan Chen and Dale Okuno. Our Board has nominated the following persons for election or re-election at the Annual Meeting:

Name	Age	Director Since	Position(s) Held
Tom Y. Lee, CPA	70	2014	Director
Ivan Chen	37	2018	Director
Dale Okuno	67	2019	Director

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing three of our incumbent directors helps to promote stability and continuity. The Board expects that each such directors will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and the Company’s business strategy.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of November 29, 2019:

Tom Y. Lee, CPA was appointed to our Board on October 24, 2014. Mr. Lee has served as the Chairman and CEO of Swabplus, Inc., a contract manufacturer of single-dose applicator and formulation OEM products, since 2008. Mr. Lee has experience in manufacturing and selling applicator and formulation OEM products, manufacturing and distributing products in Asia and is experienced in accounting matters. Mr. Lee was formerly audit committee chairman at First Continental Bank (which merged with United Commercial Bank in 2003). Mr. Lee has been an active CPA since 1983 and earned his Master of Science in accounting from California State University Long Beach and his Bachelors in Business Administration from TamKang University in Taipei, Taiwan.

Mr. Lee’s qualifications to serve as a director on our Board include his experience in manufacturing and selling applicator and formulation OEM products, his experience with manufacturing and distributing products in Asia and his accounting background and expertise as a CPA. The Board also considered Mr. Lee’s commitment to the Company and its technology platform based his investments in the Company’s stock.

Ivan Chen was appointed to our Board on June 29, 2018. Mr. Chen, an attorney and entrepreneur, brings extensive experience in the healthcare and technology industries, with deep legal and strategic experience in areas including licensing, joint ventures, mergers & acquisitions, securities and corporate governance, and has been admitted to the bar in the states of California and New York. His experience includes serving as Director, Mergers & Acquisitions at eBay, Inc., a publicly-traded e-commerce platform. In this role, he led the negotiation and execution of numerous US and cross-border transactions. Prior to eBay, Mr. Chen focused on transactional, securities, and corporate governance matters while serving as an associate at Morrison & Foerster LLP and at Skadden, Arps, Meagher & Flom LLP, both large international law firms. Mr. Chen earned a J.D. from Harvard Law School, a master’s degree from the University of Cambridge, and a bachelor’s degree from Northwestern University.

9

Mr. Chen’s qualifications to serve as a director on our Board include his executive leadership experience as an attorney and entrepreneur, as well as his educational background.

Dale Okuno has been nominated by the Board for election at the Annual Meeting. Mr. Okuno is Chief Executive Officer of Okuno Associates, Inc. an investment firm that focuses investments in technology companies. Prior to founding Okuno Associates, Mr. Okuno was founder and Chief Executive Officer of E-Z Data, Inc., a SaaS company, which he sold in 2009, a company that he founded in 1986. Mr. Okuno holds a BA in Philosophy and Psychology from San Jose State University.

Mr. Okuno’s qualifications to serve as a director on our Board include his executive leadership experience as a Chief Executive Officer and entrepreneur and his experience in building and growing technology companies.

Relationships

Mr. Ivan Chen is the nephew of Mr. Tom Y. Lee. There are no other family relationships between any current director executive officer, or any director or executive offer during the fiscal year ended July 31, 2019.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal years 2019 and 2018, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the three nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders, unless a contrary instruction is indicated in the proxy.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE (ITEM 1 ON THE PROXY CARD).

10

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MAYER HOFFMAN MCCANN P.A. AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm for the fiscal year ending July 31, 2020.

Mayer Hoffman McCann P.C. (“Mayer Hoffman”) served as our independent registered public accounting firm from September 2007 through the fiscal year ended July 31, 2019. The reports of the financial statements, issued by Mayer Hoffman for the Company for each of the two fiscal years ended July 31, 2019 and 2018, which did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained (i) an explanatory paragraph in respect to uncertainty as to the our ability to continue as a going concern and (ii) a separate explanatory paragraph stating that “As discussed in Note 2 to the financial statements, the Company changed its method of accounting for revenue from contracts with customers as a result of the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, effective August 1, 2018, under the modified retrospective method”.

During the period of Mayer Hoffman’s engagement and any subsequent interim periods through the date of such dismissal, there were no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman would have caused them to make reference thereto in connection with their report on the financial statements for the years ended July 31, 2019 and 2018. Further, during such period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

We provided Mayer Hoffman with a copy of the foregoing disclosure and requested Mayer Hoffman to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated November 18, 2019, furnished by Mayer Hoffman, was filed as Exhibit 16.1 to a Current Report on Form 8-K filed with the SEC on November 20, 2019.

During our fiscal years ended July 31, 2019 and 2018, neither us nor anyone on our behalf consulted with Weinberg with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and neither a written report nor oral advice was provided to us by Weinberg that Weinberg concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Our Audit Committee is responsible for approving the engagement of Weinberg as the Company’s independent registered public accounting firm for the year ending July 31, 2020. In the event our stockholders fail to ratify the appointment of Weinberg, the Audit Committee will reconsider its selection. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

The Audit Committee met with Mayer Hoffman on a quarterly or more frequent basis. At such times, the Audit Committee reviewed the services performed by Mayer Hoffman, as well as the fees charged for such services.

A representative of Weinberg is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2019 and 2018.

The following table provides information regarding the fees billed to us by Mayer Hoffman in the fiscal years ended July 31, 2019 and 2018. All fees described below were approved by the Board or the Audit Committee:

	For the years ended July 31,
	2019	2018
Audit Fees (1)	$123,000	$164,000
Tax Fees (2)	$13,000	$13,000
Total Fees	$136,000	$177,000

(1)	Audit Fees include fees for services rendered for the audit and quarterly reviews of our financial statements, including our Annual Report on Form 10-K and our periodic reports, and fees incurred related to the filings of registration statements.

(2)	Tax Fees consist of amounts billed by an affiliate of our independent auditors for services in connection with the preparation of our federal and state tax returns.

11

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees and tax fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

The ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2020 requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Weinberg & Company, P.A. as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending July 31, 2020.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF WEINBERG & COMPANY, P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2020 (ITEM 2 ON THE PROXY CARD).

12

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of PURE Bioscience, Inc. with respect to PURE Bioscience’s audited financial statements for the fiscal year ended July 31, 2019, included in the Company’s Annual Report on Form 10-K, filed with the SEC on October 30, 2019. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors currently consists of two non-employee directors, including Messrs. Chen (Chair), and Okuno. The Board has determined that each of Messrs. Chen and Okuno is an “independent director” under the listing standards of the NYSE American.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended July 31, 2019, Mayer Hoffman was responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Mayer Hoffman to review the financial statements for the fiscal year ended July 31, 2019. The Audit Committee discussed with a representative of Mayer Hoffman the matters required to be discussed by Auditing Standard No. 1301, “Communicating with Audit Committees”. In addition, the Audit Committee met with Mayer Hoffman, with and without management present, to discuss the overall scope of Mayer Hoffman’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Mayer Hoffman required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Mayer Hoffman its independence, and satisfied itself as to the independence of Mayer Hoffman.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2019 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

Ivan Chen, Chair

Dale Okuno

13

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Our Board of Directors and Compensation Committee are providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and the compensation paid to our named executive officers as reported in this Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take the voting results into consideration when making future decisions regarding executive compensation.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay, with incentive cash compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards. The Compensation Committee believes this package encourages employee retention and the creation of stockholder value. Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities.

Fiscal Year 2019

During the fiscal year ended July 31, 2019, our “named executive officers” were (i) Henry R. Lambert, who served as our Chief Executive Officer until his retirement in August 2019, (ii) Tom Myers, who serves as Chief Operating Officer, and (iii) Mark S. Elliott, who serves as Vice President, Finance.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards, and eligibility to participate in employee benefit plans that we make available to all of our full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual performance-based cash bonuses link executive compensation to the Company’s performance and the individual achievements and performance of our executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

The Compensation Committee did not retain a compensation consultant during fiscal year 2019 given the Company’s cash constraints.

Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of our compensation program.

Base Salary

Base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and cash constraints, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually.

14

The annual base salaries of our named executive officers are reflected in the Summary Compensation Table included in this Proxy Statement.

Annual Performance-Based Cash Bonus

The annual performance-based cash bonus paid to our named executive officers is determined by the Compensation Committee based on the achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position. Our corporate goals consist of progress on sales and regulatory approval goals for our product offerings as well as on individual goals. The individual goals of our named executive officers are based on the executive’s job title and responsibilities. In addition, the Compensation Committee retains discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our financial and market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.

Due to the Company’s limited financial resources and the Company’s performance below the operating plan approved by the Board of Directors, our named executive officers did not receive any cash bonuses for the years ended July 31, 2019 and 2018.

Long-Term Incentive Awards

We grant long-term equity incentives in the form of time-based and performance-based stock options and restricted stock units (RSUs) to our executive officers. The Compensation Committee determined it was in the best interests of the Company and its stockholders to issue RSUs to two of our executive officers in fiscal 2019. The Compensation Committee determined that the issuance of shares upon vesting encourages our executives to build stockholder value, thereby aligning the interests of our named executive officers with those of our stockholders. The Compensation Committee determines the size of the incentive award based on company performance and the named executive officers past and expected future performance. The Compensation Committee also considered the current stock and equity award holdings of our executive officers prior to the grants.

During the fiscal year ended July 31, 2019, the Compensation Committee authorized the issuance of 462,500 RSUs to two of our named executive officers. The breakdown is as follows:

●	Henry R. Lambert RSU Award: The Board granted Mr. Lambert an award consisting of two hundred thousand (200,000) RSUs. 100% of the RSUs vested on August 7, 2019, in connection with Mr. Lambert’s retirement from the Company.

●	Tom Myers RSU Award: The Board granted Mr. Myers an award consisting of two hundred sixty-two thousand five hundred (262,500) RSUs. 50% of the RSUs vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020.

Miscellaneous

Our named executive officers are eligible to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required

The Board and Compensation Committee believe the Company’s executive compensation program uses appropriate structures and sound pay practices that are effective in achieving the Company’s core compensation objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of PURE Bioscience, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, under the section entitled “Executive Compensation.”

If a quorum is present, the approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE PROXY CARD).

15

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from its stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year. In other words, stockholders can recommend how often a proposal like Proposal Three is included in the matters subject to a stockholder vote at an annual meeting.

We believe that our stockholders should have the opportunity to vote on our executive compensation program every year. An annual vote lets us know whether our stockholders have concerns about the Company’s executive compensation program.

The frequency of future stockholder votes on executive compensation is nonbinding. But our Board and Compensation Committee will carefully consider the opinion expressed by our stockholders on this proposal in choosing the frequency of future advisory votes on executive compensation.

Vote Required

You may vote for one, two or three years as the frequency of the non-binding advisory vote on the compensation of our named executive officers. A plurality of the votes cast on this proposal will determine the frequency selected by stockholders. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS

Information Regarding Our Executive Officers

Information with respect to our current named executive officers is shown below. Since Tom Y. Lee also serves as a member of the Board, his executive officer biography is set forth under “Nominees for Directors” above.

Name	Age	Position(s) Held	Position(s) Held Since
Tom Y. Lee	70	Chief Executive Officer	2019
Mark Elliott	44	Vice President, Finance	2015
Tom Meyers	67	Chief Operating Officer	2018

*Mr. Lambert retired as our Chief Executive Officer in August 2019.

Mark S. Elliott was appointed as our Vice President, Finance on July 31, 2015. Prior to his appointment, he served as our corporate controller since May 2006, and has been responsible for managing all accounting and regulatory reporting activities and for establishing all current financial and reporting systems. Prior to joining PURE in 2004, Mr. Elliott worked in government accounting. He earned a Bachelor’s of Science, Business Administration-Accountancy at California State University-San Marcos.

Tom Myers was appointed as our Chief Operating Officer on October 4, 2018 had been serving as the Company’s Executive Vice President, Technical Support and Services since September 2016 and had previously served as Executive Vice President, Marketing and Product Development since August 2011 when he joined the Company. In his previous role, Mr. Myers led the implementation and application of the Company’s SDC-based technology in customer facilities, the development of the Company’s food transport sanitation solution and other marketing and sales efforts. Prior to joining the Company, Mr. Myers served as the President and Principal of Idaho Milk Products. Mr. Myers has also held executive management roles at Weider Nutrition International, Puritan Quartz Pharmaceuticals, FruitSource Associates and FruitSource Confections, Nancy’s Specialty Foods, Izaki Glico and Berkshire Hathaway Corporation. Mr. Myers holds a Bachelor of Science degree from California State University Long Beach.

16

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of cash and non-cash compensation awarded, earned or paid for services rendered to us during the fiscal years ended July 31, 2019 and July 31, 2018 by our named executive officers, consisting of (i) each individual serving as principal executive officer during the fiscal year ended July 31, 2019 and (ii) our other two most highly compensated officers serving during the fiscal year ended July 31, 2019.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus	Option Awards ($)(2)		Stock Awards ($)(3)			All Other Compensation ($)(4)	Total Compensation ($)
Henry R. Lambert	2019	$175,000	—	$—			$99,000	(5)	$—	$274,000
Chief Executive Officer	2018	$301,000	—	$68,000	(6)	$			$59,000	$428,000
Mark S. Elliott	2019	$180,000	—	$—			$—		$—	$185,000
Vice President Finance	2018	$185,000	—	$51,000	(7)		$—		$—	$236,000
Tom Myers (8)	2019	$200,000	—	$—			$130,000	(9)	$—	$330,000
Chief Operating Officer	2018	$200,000	—	$33,000	(10)		$—		$—	$233,000

(1)	Amounts reflect salary earned during the respective fiscal years. On April 1, 2018, Mr. Lambert’s base salary was reduced from $350,000 to $175,000 per year.

(2)	Amounts for the years ended July 31, 2019 and 2018 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the respective fiscal years, calculated in accordance with authoritative guidance.

(3)	Amounts for the years ended July 31, 2019 and 2018 reflect the grant date fair value for financial statement reporting purposes with respect to stock awards granted during the respective fiscal years, calculated in accordance with authoritative guidance.

(4)	Represents amounts reimbursed to Mr. Lambert for housing expenses in San Diego until June of 2018, where the Company is headquartered. Mr. Lambert maintains a permanent residence in Lake Forest, Illinois and he was renting a corporate apartment in San Diego. The Company reimbursed Mr. Lambert on a monthly basis for the housing expense.

(5)	Represents an award consisting of two hundred thousand (200,000) restricted stock units (“RSUs”)

(6)	Represents an award consisting of an option to purchase two hundred thousand (200,000) shares of common stock.

(7)	Represents an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock.

(8)	Mr. Myers was appointed as our Chief Operating Officer on October 4, 2018 and had been serving as the Company’s Executive Vice President, Technical Support and Services since September 2016.

(9)	Represents an award consisting of two hundred sixty two thousand five hundred (262,500) RSUs

(10)	Represents an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock.

17

Narrative to Summary Compensation Table

The compensation program established for the Company’s executive officers consisted of the following elements:

Base Salary: The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and performance, and the strength of our business. Base salaries provide a fixed means of compensation in order to attract and retain talent. Mr. Lambert’s base salary was $175,000 per year during the fiscal year ended July 31, 2019. Mr. Elliott’s salary was $180,000 per year during the fiscal year ended July 31, 2019. The base salary for Mr. Myers was $185,000 per year during the fiscal year ended July 31, 2019.

Performance-Based Cash Awards: As part of the Company’s executive compensation program, our executive officers are eligible to receive performance-based cash awards. The annual performance-based cash awards are based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Board and the Compensation Committee. Following the end of each fiscal year, the Board and the Compensation Committee is responsible for determining the bonus amount payable to an executive officer based on that executive officer’s individual performance during the fiscal year and its determination of the Company’s actual performance compared to the corporate goals established for that fiscal year. Due to the Company’s limited financial resources and performance, our named executive officers did not receive any performance-based cash bonuses for the years ended July 31, 2019 and 2018.

Long-Term Equity Awards: Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. As a result, our executive compensation program provides for the issuance of stock options and restricted stock units (“RSUs”) as determined by the Compensation Committee and our Board.

During the fiscal year ended July 31, 2019, the Compensation Committee authorized the issuance of 462,500 RSUs to two of our named executive officers. The breakdown is as follows:

●	Henry R. Lambert Option Award: The Board granted Mr. Lambert an award consisting of two hundred thousand (200,000) RSUs. 50% of the RSUs vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020.

●	Tom Myers RSU Award: The Board granted Mr. Myers an award consisting of two hundred sixty-two thousand five hundred (262,500) RSUs. 50% of the RSUs vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020.

18

Outstanding Equity Awards at Year-End

The following table provides a summary of all equity awards held by our named executive officers that were outstanding as of July 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of shares or Units of stock that have not vested(#)	Market Value of shares or Units of stock that have not vested ($)(1)
Henry R. Lambert		—	$—			100,000	$33,000	(2)
	200,000	—	$0.78	2/26/2023	(3)
	200,000	—	$0.88	3/22/2022	(4)	150,000	$49,500	(5)
	100,000	300,000	$1.19	6/22/2027	(4)	—	$—
	200,000	—	$1.05	5/27/2021	(6)	—	$—
Mark S. Elliott	150,000	—	$0.78	2/26/2023	(7)		$—
	150,000	—	$0.88	3/1/2022	(8)	—	$—
	150,000	—	$1.15	5/11/2021	(9)	—	$—
	2,500	—	$28.00	5/19/2020		—	$—
	6,875	—	$6.72	7/14/2021		—	$—
	10,000	—	$0.86	1/24/2023		—	$—
Tom Myers			$—			131,250	$43,300	(10)
	100,000	—	$0.78	2/26/2023	(11)	—	$—
	100,000	—	$0.88	3/1/2022	(12)	—	$—
	100,000	—	$1.15	5/11/2021	(13)	—	$—
	40,000	—	$0.73	2/6/2023		—	$—

(1)	The market value was determined by multiplying the number of shares underlying the awards by the closing price for our common stock on July 31, 2019, which was $0.33.

(2)	During the year ended July 31, 2019, we granted Mr. Lambert an award consisting of two hundred thousand (200,000) RSUs. 50% of the RSUs vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020.

(3)	During the year ended July 31, 2018, we granted Mr. Lambert an award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(4)	During the year ended July 31, 2017, we granted Mr. Lambert an award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. The option has a five-year term and vests in four quarterly installments. In addition, we granted Mr. Lambert an award consisting of an option to purchase four hundred thousand (400,000) shares of common stock. The option has a ten-year term and vests 25% on December 31, 2018 with the remaining shares vesting in three equal annual installments thereafter.

(5)	During the year ended July 31, 2017, we granted Mr. Lambert an award consisting of two hundred thousand (200,000) RSUs. 25% of the RSUs vest on December 31, 2018 with the remaining shares vesting in three equal annual installments thereafter.

(6)	During the year ended July 31, 2016, we granted Mr. Lambert a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. 33% vested on July 31, 2016; 33% vested on October 31, 2016; and 34% vested on January 31, 2017.

(7)	During the year ended July 31, 2018, we granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(8)	During the year ended July 31, 2017, we granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(9)	During the year ended July 31, 2016, we granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(10)	During the year ended July 31, 2019, we granted Mr. Myers an award consisting of two hundred sixty-two thousand five hundred (262,500) RSUs. 50% of the RSUs vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020.

(11)	During the year ended July 31, 2018, we granted Mr. Myers an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(12)	During the year ended July 31, 2017, we granted Mr. Myers an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(13)

During the year ended July 31, 2016, we granted Mr. Myers an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

During the year ended July 31, 2019, Messrs. Lambert, Elliott and Myers had 250,000, 112,500 and 75,000 option awards vest, respectively. The respective value on vesting was $121,000, $62,250 and $41,500 respectively.

19

Employment Agreements; Potential Payments Upon Termination or a Change in Control for Current Executive Officers

Agreement with our former Chief Executive Officer.

Effective August 7, 2019, Henry R. Lambert retired as Chief Executive Officer and President of the Company and from our Board and entered into a consulting role pursuant to a consulting agreement effective as of August 7, 2019 (the “Lambert Consulting Agreement”). The following provides a description of Mr. Lambert’s employment agreement during the fiscal years ended July 31, 2019 and 2018. A description of the Consulting Agreement follows below.

On September 10, 2013, we appointed Henry R. Lambert to serve as Chief Executive Officer and a member of the Board. The terms of Mr. Lambert’s employment agreement provides that he was entitled to an annual base salary. The annual base salary of Mr. Lambert was $350,000 until April 1, 2018 when his base salary was reduced to $175,000.

The employment agreement provides that, during the term of the agreement, Mr. Lambert was eligible for equity compensation grants to be awarded at the discretion of the Compensation Committee and the Board, and also provided for annual bonus targets equal to, as applicable, 50% of Mr. Lambert’s current annual base salary, to be awarded at the sole discretion of the Compensation Committee and the Board. Additionally, pursuant to the terms of Mr. Lambert’s employment agreement, we granted Mr. Lambert 500,000 RSUs, 200,000 of which subsequently expired by their terms. The award agreement for the 500,000 RSUs had provided Mr. Lambert with the right to require us to pay his state and federal withholding and other employment taxes upon the vesting and settlement of these RSUs in exchange for Mr. Lambert cancelling that number of shares of common stock having a value equal to the tax obligations we pay on his behalf. In December 2016, we entered into an RSU Cancellation Agreement with Mr. Lambert and our other officers and directors who received restricted stock unit awards (the “RSUs”) in October 2013 as compensation for their continued services to us over a required vesting period. Mr. Lambert in his individual capacity, voluntarily agreed to cancel his RSUs based on his determination that cancelling the RSUs would be in the best interests of the Company and our stockholders. Mr. Lambert reached this conclusion in order to conserve our available cash resources and to reduce pressure on our stock price.

In January 2017, we entered into an amendment (the “First Amendment”) to Mr. Lambert’s employment agreement. The employment agreement, as amended, provided for certain compensation to be paid to Mr. Lambert if his employment was terminated by the Company without cause or terminated by the executive for good reason or there occurs a Change in Control of the Company. However, in September 2018, we entered into a second amendment (the “Second Amendment”) to Mr. Lambert’s employment agreement, pursuant to which Mr. Lambert agreed to reduce the severance payments he was entitled to receive if he was terminated by the Company without cause or he terminates his employment for good reason. Under the employment agreement as amended by the first amendment, he was entitled to receive 24 months of base salary plus a $1,000,000 lump sum payment. Under the Second Amendment, he was entitled to receive six months of base salary. In addition, under the Second Amendment, Mr. Lambert agreed to waive his rights to: (i) receive 24 months of base salary plus a $1,000,000 lump sum payment in the event he is terminated in connection with or following a change in control of the Company and (ii) receive “gross-up” payments from the Company in the event any payment or distribution he receives from the Company is subject to an excise tax under Section 4999 of the Internal Revenue Code.

20

Under the Second Amendment, the term of Mr. Lambert’s employment with the Company was extended to June 30, 2020. During such term, Mr. Lambert’s employment with the Company was to remain “at-will.” Either party could terminate Mr. Lambert’s employment early, for any or no reason, and with or without cause, by providing the other party with 30 days’ advance written notice. Additionally, the Second Amendment provided that Mr. Lambert would be entitled to accelerated vesting of his outstanding equity awards, and a period of 12 months to exercise any outstanding stock options, if his employment was terminated at the expiration of his employment term on June 30, 2020.

On June 22, 2017, we granted Mr. Lambert (i) 200,000 RSUs for Common Stock and (ii) an option to purchase 400,000 shares of Common Stock, which were granted outside the Company’s 2007 Amended and Restated Equity Incentive Plan pursuant to an RSU Agreement and Option Agreement, respectively. The RSU Agreement and Option Agreement provide that 25% of the RSUs and Options vest on December 31, 2018, and the remainder vest in three equal annual installments thereafter and any unvested shares are subject to accelerated vesting in connection with a termination without Cause or resignation for Good Reason, upon grantee’s death or Complete Disability or upon a Change in Control (as the terms are defined in the RSU Agreement and Option Agreement as applicable). Additionally, the RSUs settle on the earlier (i) ten years from the date of grant, (ii) 60 days after the date that the grantee’s service ceases for any reason, (iii) the date of the grantee’s death or Complete Disability or (iv) a Change in Control. The consulting agreement we entered into with Mr. Lambert provided that such unvested RSUs and options vested.

On August 13, 2018, we granted Mr. Lambert an award consisting of two hundred thousand (200,000) RSUs. 50% of the RSUs were to vest on December 15, 2019 with the remaining 50% vesting on December 15, 2020. The consulting agreement we entered into with Mr. Lambert provided that such unvested RSUs vested.

The foregoing description of the employment agreement, as amended, does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreement filed as Exhibit 10.33 to the Annual Report on Form 10-K for the year ended July 31, 2013 filed with the SEC on October 24, 2013, Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on January 20, 2017 and Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 7, 2018, which are incorporated herein by reference. The foregoing description of the RSU Agreement and Option Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of such RSU Agreement and Option Agreement filed as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K filed with the SEC on June 23, 2017, which are incorporated herein by reference.

Consulting Agreement with our former Chief Executive Officer

Pursuant to the terms of the Lambert Consulting Agreement, Mr. Lambert’s employment agreement as amended was terminated. The Lambert Consulting Agreement provides that Mr. Lambert will provide consulting services to the Company for a four (4) month period following August 7, 2019; provided, however, that if the Company achieves Cash Flow Breakeven (as defined in the Lambert Consulting Agreement) during such four (4) month period, the term of the consultancy shall extend an additional two (2) months. Mr. Lambert will receive $14,583 per month during the term of his consultancy. Additionally, in connection Mr. Lambert signing a release in favor of the Company, the vesting of his outstanding stock options and other equity-based awards accelerated notwithstanding any vesting terms of such stock options and other equity-based awards.

The Lambert Consulting Agreement also requires Mr. Lambert to comply with restrictions and covenants in favor of the Company, including confidentiality, non-compete and non-solicitation provisions.

21

The foregoing summary of the Lambert Consulting Agreement, including the associated exhibits, does not purport to be complete, and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to a Current Report on a Form 8-K filed with the Securities and Exchange Commission on July 12, 2019, and incorporated herein by reference.

Code Section 162(m) Provisions

Section 162(m) of the U.S. Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1.0 million limitation for performance-based compensation, including stock options, meeting certain requirements. Before such amendments we had not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Chief Executive Officer and certain other executive officers in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

DIRECTOR COMPENSATION

Compensation of Directors

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Compensation Committee did not retain a compensation consultant to review the compensation of our directors during fiscal year 2019 given the Company’s cash constraints.

Non-Employee Director Compensation

For Fiscal 2019, our non-employee director compensation program consisted of: (i) annual cash retainers for Board service and for service on Board Committees and (ii) long-term equity awards granted on an annual basis to our continuing non-employee directors and upon their initial appointment to the Board for new directors. Our non-employee directors are not entitled to any Board or Board Committee meeting fees.

22

Annual Cash Retainers: Each non-employee director of the Company receives an annual cash retainer from the Company for their services as members of the Board and any committee of the Board as follows:

●	Each non-employee director receives an annual cash fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee and Compensation Committee receives an additional annual fee of $4,000 and $2,500, respectively, payable for such director’s service on the committee. Following the Annual Meeting of Shareholders held on January 30, 2019, the annual cash retainer was be reduced to $40,000.

●	The Chair of the Audit Committee receives an additional annual cash fee of $10,000 for such Chair’s service and the Chair of the Compensation Committee receives an additional annual fee of $5,000 for such Chair’s service. Following the Annual Meeting of Shareholders held on January 30, 2019, the annual cash retainer for Chair service was eliminated.

Annual cash retainers are paid to each non-employee director in four equal installments on a quarterly basis. Any non-employee directors serving a portion of the year will be entitled to receive such fees on a pro rata basis based on their length of service during the year. Mr. Lambert and did not receive any additional compensation for their board service.

Long-Term Equity Awards: Our Board, based on the recommendation of the Compensation Committee, approves an annual long-term equity award for our non-employee directors. Upon his appointment to the Board during the fiscal year ended July 31, 2019, Mr. Okuno received an initial grant of 200,000 stock options. The options vest fifty percent (50%) on the date of the next annual meeting and fifty percent (50%) on the date of the following year’s annual meeting. Additionally, during the fiscal year ended July 31, 2019, none of our non-employee directors received equity awards. Subsequent to July 31, 2019, Messrs. Chen and Okuno received an option to purchase 125,000 and 100,000 shares of common stock. The options vest in accordance with the annual meeting dates discussed above.

Reimbursement: Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.

Director Compensation Table

The following table sets forth compensation earned in the fiscal year ended July 31, 2019 by each of our non-employee directors who are not named executive officers.

	Fees Earned or	Option	All Other	Total
	Paid in Cash	Awards	Compensation	Compensation
Name	($)	($)(1)	($)(2)	($)
Tom Y. Lee	$52,000	$—	—	$52,000
Janet Risi Field (3)	$32,500	$—	19,753	$52,253
Dr. Hagen(3)	$31,250	$—	20,000	$51,250
Ivan Chen	$52,000	$—	—	$52,000
Dale Okuno	$20,000	$58,000	—	$78,000
Gary Cohee(3)	$35,000	$—		$35,000

(1) Amounts for the year ended July 31, 2019 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the fiscal year, calculated in accordance with authoritative guidance.

(2) Represents amount accrued to Ms. Risi and Dr. Hagen for their services on our scientific advisory board.

(3) Ms. Risi and Dr. Hagen and Mr. Cohee not seek reelection to the Board of Directors at our annual meeting of shareholders held in January 2019.

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of November 29, 2019, or the Evaluation Date, by: (i) each of our current directors and director nominees, (ii) each of our named executive officers as set forth in the Executive Compensation section of this Proxy Statement, (iii) each of our current executive officers, (iv) all directors and executive officers as a group and (v) our five percent or greater stockholders. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 79,994,402 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or settlement of restricted stock units that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name (1)	Number of Shares Beneficially Owned		Percent of Common Stock
Tom Y. Lee	29,816,341	(2)	37.00%
Mark S. Elliott	541,725	(3)	*	%
Tom Myers	558,850	(4)	*	%
Dale Okuno	6,309,420	(5)	7.89%
Ivan Chen	295,689	(6)	*	%
All of our named executive officers and directors as a group (5 persons)	37,522,025	(7)	46.62%

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.

(1)	Unless, noted below, the address for each person listed in the table is c/o PURE Bioscience, Inc., 9669 Hermosa Avenue Rancho Cucamonga, California 91730

(2)	Consists of 450,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 29,366,341 shares of common stock held directly by Mr. Lee and his spouse.

(3)	Consists of 469,375 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 72,350 shares of common stock held directly by Mr. Elliott.

(4)	Consists of 340,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 218,850 shares of common stock held directly by Mr. Myers.

(5)	Consists of 6,309,420 shares of common stock held directly by Mr. Okuno.

(6)	Consists of 100,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 195,689 shares of common stock held directly by Mr. Chen.

(7)	Consists of 1,359,375 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and 36,162,650 shares of common stock, held by all directors and executive officers as a group.

24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, other than as described below, no person who, during the fiscal year ended July 31, 2019, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions, and Director Independence

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, 5% stockholder or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since August 1, 2017 (the beginning of the year ended July 31, 2018), or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) we were or are to be a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for the fiscal years ended July 31, 2019 and 2018, which is $45,000, and (iii) any director, executive officer, or immediate family member of any of the foregoing had or will have a direct or indirect material interest.

On July 29, 2019, we entered into a Sublease Agreement (the “Sublease”) with SwabPlus L.P. (“SwabPlus”), effective July 25, 2019, pursuant to which we will sublease certain office and industrial space for our corporate headquarters. The premises are located in Rancho Cucamonga, California. Pursuant to the terms of the Sublease, the Company will pay SwabPlus rent of approximately $2,333 per month, plus additional payments for real property taxes, maintenance and repair and related expenses. We terminated the El Cajon lease and transitioned to the new premises in September 2019. We expect the Sublease to drastically reduce our operating expenses as compared to our operating expenses under our prior lease at the El Cajon facility.

Tom Y. Lee, the Company’s Chief Executive Officer, Chairman of the Board and President, also serves as chairman of the board of directors and chief executive officer of SwabPlus. Mr. Lee also serves as president of Hermosa Property, Inc., the landlord of the premises subject to the Sublease. The Sublease was considered by the Company in accordance with the Company’s Related Party Transaction and Procedures Policy, and approved by the disinterested members of the Board.

Equity Transactions with our Directors and Officers

Since August 1, 2017, the Company has entered into the following equity investment transactions with its directors and officers:

●	On September 25, 2017, Mr. Lee and his spouse exercised warrants to purchase 694,703 shares of Common Stock for an aggregate exercise price of $341,881 in connection with the Company’s warrant tender offer to holders of the Company’s warrants.

●	On September 25, 2017, Bill Otis exercised warrants to purchase 9,066 shares of Common Stock for an aggregate exercise price of $5,440 in connection with the Company’s warrant tender offer to holders of the Company’s warrants. Mr. Otis retired from the Board in June 2018.

●	On September 25, 2017, Dave Pfanzelter exercised warrants to purchase 16,000 shares of Common Stock for an aggregate exercise price of $9,600 in connection with the Company’s warrant tender offer to holders of the Company’s warrants. Mr. Pfanzelter retired from the Board in August 2018.

25

●	On August 16, 2018, we completed a closing of a private placement financing to accredited investors. We raised approximately $1.5 million in net proceeds in the private placement financing and issued an aggregate of 3,333,964 shares of our common stock at a purchase price of $0.45 per share, including the conversion of approximately $0.5 million held in the form of a promissory note as of July 31, 2018. The shares issued in the private placement financing were issued pursuant to a securities purchase agreement entered into with the investors. Mr. Lee invested approximately $1.0 million through his affiliates, including approximately $0.5 million of cash and the conversion of existing indebtedness in the amount of approximately $0.5 million that was held in the form of a promissory note payable as of July 31, 2018.

●

On February 19, 2019, we entered into warrants amendments (each a “Warrant Amendment”, and together, the “Warrant Amendments”) with three holders of warrants to purchase the Company’s common stock issued in August 2014 (the “2014 Warrants”). The Warrant Amendments provided (i) for a reduction in the exercise price from $0.75 to $0.35 and (ii) that 2014 Warrants would expire unless otherwise exercised on the date of the Warrant Amendments. In connection with the execution of the Warrant Amendments, on February 19, 2019, the holders exercised the 2014 Warrants to purchase 2,399,999 shares of common stock for an aggregate exercise price of $840,000.

Tom Lee, the Company’s Chairman of the Board, and beneficial holder of a 2014 Warrant to purchase 2,133,333 shares of Common Stock, entered into a Warrant Amendment and exercised his 2014 Warrant for an aggregate exercise price of $746,666. Additionally, Dale Okuno, a member of the Company’s Board of Directors, and beneficial holder of a 2014 Warrant to purchase 213,333 shares of Common Stock, entered into a Warrant Amendment and exercised his 2014 Warrant for an aggregate exercise price of $74,666.

●	During May, June, July and October of 2019, we completed four closings (the “Closings”) of a private placement financings to accredited investors. We raised net proceeds of $1,546,000 in the Closings and issued an aggregate of 5,331,031 shares of our common stock at a purchase price of $0.29 per share. The shares issued in the private placement financing were issued pursuant to a securities purchase agreement entered into with the investors. Messrs. Tom Y. Lee, Dale Okuno and Ivan Chen, each of whom is an accredited investor and a member of the Company’s Board of Directors, invested $290,000, $500,000 and $35,000, respectively, in the private placement financings. Mr. Lee also serves as the Company’s President and Chief Executive Officer.

Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation offered to our current directors and executive officers, please see the descriptions under the headings “Executive Compensation” and “Director Compensation” in this proxy statement.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal 2019, 2018 and 2017, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

26

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2021 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730 telephone (619) 596-8600. Under the SEC’s proxy rules (Rule 14a-8), the deadline for submission of proposals to be included in our proxy materials for the 2021 Annual Meeting is August 21, 2020. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting in accordance with the SEC’s proxy rules, any such stockholder proposal must be received by our Corporate Secretary on or before August 21, 2020, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after August 21, 2020 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. Pursuant to our Bylaws, the date after which notice to the Company of a stockholder proposal submitted outside the process of Rule 14a-8 is considered timely is as follows, provided that such notice meets the information and other requirements set forth in our Bylaws:

●	A stockholder seeking to have a proposal included in the Company’s proxy materials must deliver written notice to the Company of such proposal between June 22, 2020 and August 22, 2020, unless the date of the 2021 Annual Meeting is more than 30 days before or after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to the Company on the later of the 90th day before the date of the 2021 Annual Meeting or the 15th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made.

●	A stockholder not seeking inclusion of a proposal in the Company’s proxy materials must deliver written notice to the Company not less than 90 days before the date of the 2021 Annual Meeting.

If a stockholder that has notified the Company of its intention to present a proposal at the 2021 Annual Meeting does not appear or send a qualified representative to present his proposal at the 2021 Annual Meeting, the Company need not present the proposal for a vote at the 2021 Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Meeting materials. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another PURE Bioscience stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Attn: Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, Ca 91730, telephone (619) 596-8600. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Meeting materials who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or PURE Bioscience at the contact information listed above, to request information about householding.

27

ANNUAL REPORT

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended July 31, 2019 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, Ca 91730, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors

/s/ Tom Y. Lee, CPA
December 19, 2019	Chief Executive Officer

28

PURE BIOSCIENCE, INC.
C/O TRANSFER ONLINE, INC.
512 SE SALMON ST
PORTLAND, OR 97214

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/28/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 01/28/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Tom Y. Lee, CPA   02 Ivan Chen   03 Dale Okuno

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation of 1, 2 or 3 years.	☐	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

0000433397_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PURE BIOSCIENCE, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS
JANUARY 29, 2020 11:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tom Y. Lee and Mark S. Elliott, or either of them, with full power of substitution, as proxies to vote at the 2020 Annual Meeting of Stockholders of PURE Bioscience, Inc. (the "Company") to be held at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730 on January 29, 2020 at 11:00 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

Continued and to be signed on reverse side

0000433397_2 R1.0.1.18